UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005 (December 13, 2005)
Collegiate Funding Services, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	000-50846 (Commission File Number)	04-3649118 (I.R.S. Employer Identification Number)
10304 Spotsylvania Avenue
Suite 100
Fredericksburg, Virginia 22408
(Address of principal executive offices)
Registrant’s telephone number, including area code (540) 374-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The Merger Agreement
     On December 14, 2005, Collegiate Funding Services, Inc. (the “Company”), JPMorgan Chase Bank, National Association (“Parent”) and Cannon Acquisition Corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).
     The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the “Merger”) and, at the effective time of the Merger, each outstanding share of common stock of the Company will be converted into the right to receive $20.00 per share in cash, without interest, less applicable withholding taxes. At the effective time of the Merger, each share of restricted stock of the Company will vest, to the extent not already vested, and represent a right to receive $20.00 in cash, less applicable withholding taxes. Following the effective time of the Merger, all of the options to purchase common stock of the Company, whether vested or unvested, will be cancelled and each holder of any such option will be entitled to receive a cash payment equal to the product of (i) the number of shares of common stock of the Company previously subject to such option and (ii) the excess of $20.00 over the applicable option exercise price, less applicable withholding taxes.
     The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, a covenant (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) not to solicit proposals relating to alternative business combination transactions, (iv) subject to certain exceptions, not to enter into discussions concerning, or provide information in connection with, alternative business combination transactions, (v) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement, and (vi) to convene a special meeting of its stockholders for the purpose of permitting such stockholders to consider and vote upon the adoption of the Merger Agreement.
     Consummation of the Merger is subject to the satisfaction of various conditions, including, (i) the adoption of the Merger Agreement by (A) a majority of the shares of common stock of the Company outstanding on the record date for the special stockholders meeting and (B) a majority of the shares of common stock of the Company present at the stockholders meeting and voting (or submitting an abstention), other than shares owned by The Lightyear Fund, L.P. and its affiliates or by the executive officers of the Company, (ii) the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) certain other customary conditions. The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Parent a termination fee of $23 million.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Support Agreement
     In connection with the execution of the Merger Agreement, The Lightyear Fund, L.P., and an affiliated stockholder entered into a Support Agreement, dated as of December 14, 2005, with Parent, pursuant to which, among other things, such stockholders agreed to vote in favor of the adoption of the Merger Agreement. The stockholders who are party to the Support Agreement own in the aggregate approximately 47% of the outstanding shares of common stock of the Company. The Support Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement and (ii) the effective time of the Merger.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Amendments to Employment Agreements
     In connection with the approval of the Merger Agreement, the Company’s board of directors approved, and the Company and each of Jack R. Elam, John T. Fees, Kevin A. Landgraver, W. Clark McGhee and Charles L. Terribile executed, an amendment to such employee’s employment agreement. The amendment provides that in the event of a Change in Control (as defined in the employee’s employment agreement), the term of such employment agreement shall continue through the first anniversary of such Change in Control, and shall end on such date. The foregoing description is qualified in its entirety by the form of the amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Approval of 2005 Bonuses for Executives
     The Company’s board of directors approved bonus payments for fiscal year 2005 to its executive officers in the following amounts: J. Barry Morrow $1,012,000; Jack R. Elam $353,000; John T. Fees $325,000; Kevin A. Landgraver $443,000; W. Clark McGhee $333,000; and John A. Reeves $488,000.
Additional Bonus Pool
     The Company’s board of directors also approved the adoption of a plan for an additional bonus pool, in an amount not to exceed $1,600,000 in the aggregate, payable only in the event that the transactions contemplated by the Merger Agreement are consummated.
Cautionary Statements
     The Merger Agreement and the Support Agreement have been included solely to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Merger Agreement and the Support Agreement are not intended to be a source of factual, business or operational information about the parties.
     The representations, warranties, covenants and agreements made by the parties in each of the Merger Agreement and the Support Agreement are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and the Support Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement and the Support Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.
Additional Information About this Transaction
     In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in the Company will also be able to obtain the proxy statement and other documents free of charge by directing their requests to Collegiate Funding Services, Office of the Corporate Secretary, 1-800-762-6441, ext. 5329.
     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statements and Annual Report on Form 10-K, previously filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of December 14, 2005, among JPMorgan Chase Bank, National Association, Cannon Acquisition Corporation and Collegiate Funding Services, Inc.

10.1	Form of Amendment No. 2 to the Employment Agreements for each of Kevin A. Landgraver, Charles L. Terribile, W. Clark McGhee, John T. Fees and Jack R. Elam

99.1	Support Agreement, dated as of December 14, 2005, among JPMorgan Chase Bank, National Association, The Lightyear Fund, L.P. and Lightyear Co-Invest Partnership, L.P.

Signature
     Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLLEGIATE FUNDING SERVICES, INC. (Registrant)
Date: December 19, 2005	By:	/s/ Kevin A. Landgraver
		Name:	Kevin A Landgraver
		Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 14, 2005, among JPMorgan Chase Bank, National Association, Cannon Acquisition Corporation and Collegiate Funding Services, Inc.

10.1	Form of Amendment No. 2 to the Employment Agreements for each of Kevin A. Landgraver, Charles L. Terribile, W. Clark McGhee, John T. Fees and Jack R. Elam

99.1	Support Agreement, dated as of December 14, 2005, among JPMorgan Chase Bank, National Association, The Lightyear Fund, L.P. and Lightyear Co-Invest Partnership, L.P.